                                                                    EXHIBIT 2.2






                                   TRUE COPY


                    OF A DEED OF TRANSFER IN REGISTERED SHARES

                                 IN WAPRO B.V.

                    HAVING ITS REGISTERED OFFICE IN WINTERSWIJK,

                                THE NETHERLANDS




                                 AUGUST 6, 1999

NAOVWAPR
NA/as                  DEED OF TRANSFER IN REGISTERED SHARES

                                 IN WAPRO B.V.

                    HAVING ITS REGISTERED OFFICE IN WINTERSWIJK,

                                THE NETHERLANDS

On the sixth day of August nineteenhundred and ninety-nine, there appeared before me, Leonard Dirk Pels Rijcken, deputy civil law notary, living in Doetinchem, the Netherlands, deputizing for HENDRIK JACOB VAN WEEGHEL, civil law notary, officiating in Doetinchem, the Netherlands: Mrs Nathalie Anne Aalbers, deputy civil law notary, living in (7255 KV) Hengelo (Gelderland), the Netherlands, Baaksevoetpad 5, born in Dieren, the Netherlands, on the third day of November nineteenhundred and sixty-seven, identified by a Dutch passport number N85530486, married, for the purposes hereof acting as written attorney of:

1. the closed company with limited liability organised under the laws of the
   Netherlands: C.A.R. BONGERS HOLDING MEDDO B.V., having its registered office in Winterswijk, the Netherlands, and with offices at (7101 JL) Winterswijk, the Netherlands, Eelinkstraat 40, registered with the Trade Register of the Chamber of Commerce and Industries for Centraal Gelderland in Arnhem, the Netherlands, under number 08058392, hereinafter referred to as: "the Transferor";

2. the closed company with limited liability organised under the laws of the
   Netherlands: WAPRO B.V., having its registered office in Winterswijk, the Netherlands, and with offices at (7102 EM) Winterswijk, the Netherlands, Driemarkweg la, registered with the Trade Register of the Chamber of Commerce and Industries for Centraal Gelderland in Arnhem, the Netherlands, under number 08061384, hereinafter referred to as: "the Company";

3. the company organised under the laws of Nevada, Unites States of America:
   AUTOCAPITAL INC., having its registered office in Las Vegas, Nevada, and with offices at 121 Santo Ysidro, Sunland Park, New Mexico 88008, Nevada, hereinafter referred to as: "the Transferee".

The Transferor and the Transferee have declared to have agreed as follows:

Whereas:

- The Transferor and the Transferee have entered among other things into an agreement concerning a merger and reorganization, hereinafter referred to as: "Exchange Agreement", pursuant to which the Transferor is obliged to transfer four hundred (400) shares, each with a par value of one hundred Dutch guilders (NLG 100.--), numbered 1 up to and including 400, in the capital of the Company, hereinafter referred to as:
  "the Shares", to the Transferee.
  A photocopy of said Exchange Agreement is attached to this deed.

- For the execution of the Exchange Agreement the Transferor shall hereby transfer the Shares to the Transferee, such subject to the conditions stated below.

TRANSFER
ARTICLE 1

The Transferor hereby transfers the Shares to the Transferee, who accepts the same from the Transferor, such subject to the provisions set out in the Exchange Agreement and this deed.

DECLARATION
ARTICLE 2

The Transferor declares that it acquired the Shares as follows:

- two hundred (200) shares, each with a nominal value of one hundred Dutch guilders (NLG100.--_, numbered 201 up to and including 400, in the capital of the Company, effected by a notarial deed, executed before a substitute of Marius Cathrinus van Exel, civil-law notary, officiating in Doetinchem, the Netherlands, on the twenty-third day of October nineteenhundred and ninety-six;

- twenty (20) shares, each with a nominal value of one hundred Dutch guilders (NLG 100.--), numbered 181 up to and including 200, in the capital of the Company, effected by a notarial deed, executed before Hendrik Jacob van Weeghel, civil-law notary, officiating in Doetinchem, the Netherlands, on the thirty-first day of August nineteenhundred and ninety-eight;

- one hundred and eighty (180) shares, each with a nominal value of one hundred Dutch guilders (NLG 100.--), numbered 1 up to and including 180, in the capital of the Company, effected by a notarial deed, executed before Jan Hein Lieber, civil-law notary, officiating in Doetinchem, the Netherlands, on the twenty-seventh day of May nineteenhundred and ninety-nine.

QUARANTEE
ARTICLE 3

The Transferor guarantees to the Transferee that he is fully entitled to the Shares, that the Shares are neither encumbered with a right of pledge or with a right of usufruct and has not been attached. The Transferee accepts this guarantee.

RESTRICTIONS ON TRANSFER OF SHARES
ARTICLE 4
In confirmity with the provisions of article 7 and 8 of the articles of association of the Company the share transfer restrictions included in these articles need not te be applied to the present transfer, since the Transferor is the sole holder of the Shares in the share capital of the Company.

COSTS
ARTICLE 5
All costs and expenses connected with this transfer of the Shares will be for the amount of the Transferor.

ARTICLE 6
Unless otherwise provided in this deed, all that has been agreed between the parties relating to the merger as mentioned in the Exchange Agreement, shall remain in full force and effect, provided, however, that a condition subsequent, if any, is deemed to have been fulfilled.

RESCISSION
ARTICLE 7
The Transferor and the Transferee waive the right to rescind the Exchange Agreement and the agreement of transfer of the Shares as embodied in this deed, or demand rescission thereof. Finally the Company has declared that it acknowledges the above-mentioned transfer of the Shares and that it shall register the same in its shareholder's register.

POWERS OF ATTORNEY
The aforementioned powers of attorney appear sufficiently to me, civil law notary, from three private deeds, which are attached to this deed. The appearer is known to me, civil law notary, and the identity of the appearer has been established by me, civil law notary, by means of the above-mentioned identity document.
Whereof an original deed executed in Doetinchem on the date stated at the head.
After the meaning of this deed had been stated to the appearer and he declared that he had noted the content of the deed and did not desire the deed to be read out in full, after being read out in part, this deed was immediately signed by the appearer and by me, civil law notary.

Signed by: N.A. Aalbers, L.D. Pels Rijcken

FOR TRUE COPY


/s/ [ILLEGIBLE]                                           [SEAL]

                                                                 [LETTERHEAD]

POWER OF ATTORNEY


THE UNDERSIGNED,

The closed company with limited liability organised under the laws of the
Netherlands: C.A.R. BONGERS HOLDING MEDDO B.V., having its registered office in Winterswijk, the Netherlands, and with offices at (7101 JL) Winterswijk, the Netherlands, Eelinkstraat 40, registered with the Trade Register of the Chamber of Commerce and Industries for Centraal Gelderland in Arnhem, the Netherlands, under number 08058392,

DECLARES TO GIVE POWER OF ATTORNEY TO:

Each of the deputy civil law notaries and/or employees of Notarispraktijk Kamps & van Exel, civil-law notaries, having their office in Doetinchem, the Netherlands, jointly as well as severally, to, on behalf of the undersigned:

Execute a notarial deed of transfer of four hundred (400) shares, each with a nominal value of one hundred Dutch guilders (NLG 100.00), numbered 1 up to and including 400, in the capital of the closed company with limited liability: WAPRO B.V., having its registered office in Winterswijk, the Netherlands, and with offices at (7102 EM) Winterswijk, Driemarkweg 1a, registered with the Trade Register of the Chamber of Commerce and Industries for Centraal Gelderland in Arnhem, the Netherlands, under nummer 08061384, by the undersigned to the company organised under the laws of Nevada, United States of America: AUTOCAPITAL, having its registered office in Las Vegas, Nevada, and with offices at 121 Santo Ysidro, Sunland Park, New Mexico 88008, Nevada.

The aforementioned in conformity with the draft drawn up by Notarispraktijk Kamps & van Exel, aforementioned, and further more to do anything which may be deemed advisable or necessairy in connectiong with the transfer of the aforementioned shares, all this with the power of substitution.

Signed at [Illegible] on [Illegible] 1999.




-----------------------------------------------------------------------------
C.A.R. Bongers Holding Meddo B.V.
By: C.A.R. Bongers
Its: managing director

       /s/ C.A.R. Bongers

                                                                 [LETTERHEAD]

POWER OF ATTORNEY


THE UNDERSIGNED,

The closed company with limited liability organised under the laws of the
Netherlands: WAPRO B.V., having its registered office in Winterswijk, the Netherlands, and with offices at (7102 EM) Winterswijk, the Netherlands, Driemarkweg 1a, registered with the Trade Register of the Chamber of Commerce and Industries for Centraal Gelderland in Arnhem, the Netherlands, under number 08061384,

DECLARES TO GIVE POWER OF ATTORNEY TO:

Each of the deputy civil law notaries and/or employees of Notarispraktijk Kamps & van Exel, civil-law notaries, having their office in Doetinchem, the Netherlands, jointly as well as severally, to, on behalf of the undersigned:

Acknowledge the transfer of four hundred (400) shares, each with a nominal value of one hundred Dutch guilders (NLG 100.00), numbered 1 up to and including 400, in the capital of the undersigned by the closed company with limited liability: C.A.R. BONGERS HOLDING MEDDO B.V., having its registered office in Winterswijk, the Netherlands, and with offices at (7101 JL) Winterswijk, Eelinkstraat 40, registered with the Trade Register of the Chamber of Commerce and Industries for Centraal Gelderland in Arnhem, the Netherlands, under nummer 08058392, to the company organised under the laws of Nevada, United Sates of America: AUTOCAPITAL, having its registered office in Las Vegas, Nevada, and with offices at 121 Santo Ysidro, Sunland Park, New Mexico 88008, Nevada, and execute the notarial deed of transfer of the aforementioned shares.

The aforementioned in conformity with the draft drawn up by Notarispraktijk Kamps & van Exel, aforementioned, and further more to do anything which may be deemed advisable or necessairy in connectiong with the transfer of the aforementioned shares, all this with the power of substitution.

Signed at [Illegible] on [Illegible] 1999.



-----------------------------------------------------------------------------
Wapro B.V.,
By: C.A.R. Bongers Holding Meddo B.V.
Its: managing director
By: C.A.R. Bongers
Its: managing director

       /s/ C.A.R. Bongers

POWER OF ATTORNEY


THE UNDERSIGNED,

The company organised under the laws of Nevada, United States of America:
AUTOCAPITAL, having its registered office in Las Vegas, Nevada, and with offices at 121 Santo Ysidro, Sunland Park, New Mexico 88008,

DECLARES TO GIVE POWER OF ATTORNEY TO:

Each of the deputy civil law notaries and/or employees of Notarispraktijk Kamps & van Exel, civil-law notaries, having their office in Doetinchem, the Netherlands, jointly as well as severally, to, on behalf of the undersigned:

Execute a notarial deed of transfer of four hundred (400) shares, each with a nominal value of one hundred Dutch guilders (NLG 100.00), numbered 1 up to and including 400, in the capital of the closed company with limited liability; WAPRO B.V., having its registered office in Winterswijk, the Netherlands, and with offices at (7102 EM) Winterswijk, Driemarkweg 1a, registered with the Trade Register of the Chamber of Commerce and Industries for Centraal Gelderland in Arnhem, the Netherlands, under nummer 08061384, by the closed company with limited liability organised under the laws of the Netherlands; C.A.R. BONGERS HOLDING MEDDO B.V., having its registered office in Winterswijk, The Netherlands, and with offices at (7101 JT,) Winterswijk, the Netherlands, Eelinkstraat 40, registered with the Trade Register of the Chamber of Commerce and Industries for Centraal Gelderland in Arnhem, the Netherlands, under nummer 08058392, to the undersigned.

The aforementioned in conformity with the draft drawn up by Notarispraktijk Kamps & van Exel, aforementioned, and further more to do anything which may be deemed advisable or nescessairy in connectiong with the transfer of the aforementioned shares, all this with the power of substitution.

Signed at         on 7/27/1999


   /s/ Whitaker B. Irvin
-----------------------------------------------------------------------------
Autocapital
By: Whitaker B. Irvin (President)
Its: managing director

Note: the signature(s) of the person(s) offering this power of attorney on behalf of Autocapital must be certified by a lawyer, also confirming it is their due authority to represent Autocapital. Please find attached a draft opinion which can serve this purpose.

OPINION

To:    Notarispraktijk Kamps & van Exel
Attn.: Mr Nathalie A. Aalbers
       Postbus 79
       7000 AB DOETINCHEM
       The Netherlands

Re: merger between Autocapital and Wapro B.V.

Dear Mrs. Aalbers,

I am a lawyer/civil-law notary admitted to practice under the laws of the State of Arizona, United States of America.

In connection with the captioned transaction I confirm that:

   Autocapital ("the Company") is a company duly incorporated and validly existing under the laws of Nevada, United States of America.

   The Company has the corporate power and corporate authority to acquire four hundred (400) shares in the capital of the closed company with limited liability organised under the laws of the Netherlands: WAPRO B.V.

   The power of attorney, of which a photocopy is attached hereto, has been validly granted on behalf of the Company.

Yours sincerely,


                                             7/27/99
Name:  /s/ David B. Stocker
       DAVID B. STOCKER

Title: Attorney for Autocapital

                           ARTICLES OF EXCHANGE AND
                       PLAN OF MERGER AND REORGANIZATION
                                BY AND BETWEEN

                                  AUTOCAPITAL
                            (A Nevada Corporation)

                                      AND

                                  WAPRO B.V.
               (a Closed Company with Limited Liability organized
                       under the laws of The Netherlands)

                                      AND

                       C.A.R. BONGERS HOLDING MEDDO B.V.
               (a Closed Company with Limited Liability organized
                       under the laws of The Netherlands)

                                      AND

                            PIERSON & NIEDERDORFER
              (a Trust organized under the laws of Liechtenstein)

     THESE ARTICLES OF EXCHANGE AND PLAN OF MERGER AND REORGANIZATION (the "Articles of Exchange" or the "Agreement") dated this 6th day of August, 1999, by and between AUTOCAPITAL, a Nevada Corporation, WAPRO B.V., a Closed Company with Limited Liability organized under the laws of The Netherlands, C.A.R. BONGERS HOLDING MEDDO B.V., a Closed Company with Limited Liability organized under the laws of The Netherlands, and PIERSON & NIEDERDORFER, a Trust organized under the laws of Liechtenstein, and their respective Directors and Officers.

     WHEREAS, AUTOCAPITAL has an aggregate number of authorized shares of capital stock being 50,000,000 shares, consisting of 45,000,000 shares of Common Stock, $0.001 par value, of which 5,020,000 shares are fully paid, issued and outstanding on the books of the Corporation (pre-exchange), and 5,000,000 shares of preferred stock, $0.001 par value, of which no shares are issued and outstanding; and

     WHEREAS, WAPRO B.V. has an aggregate number of authorized shares of capital stock being a single class, common stock without series, consisting of 400 shares, numbered 1 up to and including 400, each having a par value of 100 Dutch Guilders (NLG 100.--), of which 400 shares are fully paid, issued and outstanding on the register of the Company, and C.A.R. BONGERS HOLDING MEDDO B.V. is the sole shareholder of WAPRO B.V.; and

     WHEREAS, the principal office of AUTOCAPITAL is located at 121 Santo Ysidro, Sunland Park, New Mexico 88008; Nevada

Corporate Planners, Inc., 3885 South Decatur, Suite 3010, Las Vegas, Nevada 89103 is the registered agent of record upon whom service of process for AUTOCAPITAL may be received within the state of Nevada; and the corporation is governed by Nevada law; and

     WHEREAS, the principal office of WAPRO B.V. is registered at Driemarkweg la, (7102 EM) Winterswijk, The Netherlands; and service of process may be received at that address; and the company is governed by the laws of The Netherlands; and

     WHEREAS, PIERSON & NIEDERDORFER, is a Trust organized under the laws of Liechtenstein, located in care of Herr Dr. Alexander F. Abfalterer, Stadtle 7, Postfach 70, 9490 FL, Vaduz, Liechtenstein, and PIERSON & NIEDERDORFER is to serve in the capacity of investment banker for WAPRO B.V. regarding the transactions herein; and

     WHEREAS, the Boards of Directors of the Parties recommended and noticed these Articles of Exchange in accordance with Nevada law and the laws of The Netherlands; and

     WHEREAS, these Articles of Exchange and Plan of Merger were adopted and ratified on July 26, 1999 at a Special Meeting of Directors of AUTOCAPITAL, and by a majority of the common shares of record. The plan of merger/conversion was duly authorized by all action required by the laws under which AUTOCAPITAL was incorporated or organized and by its constituent documents; and

     WHEREAS, these Articles of Exchange and Plan of Merger were unanimously adopted and ratified by the Managing Director and the sole shareholder of WAPRO B.V. effective on August 6, 1999. The plan of merger/conversion was duly authorized by all action required by the laws under which WAPRO B.V. was incorporated or organized and by its constituent documents.

     WHEREAS, AUTOCAPITAL as the acquiring corporation and WAPRO B.V. as the acquired corporation deem it advisable and generally to the advantage and welfare of the Parties and their respective shareholders, that WAPRO B.V. exchange shares with AUTOCAPITAL under and pursuant to the provisions of Nevada law and the laws of The Netherlands.

     WHEREAS, pursuant to the above referenced statutes, AUTOCAPITAL as the acquiring corporation, is to be governed by the laws of the State of Nevada, and shall comply with the applicable provisions of the applicable laws of the State of Nevada. These Articles of Exchange shall be filed with the Nevada Secretary of State, and with the applicable governmental entities within The Netherlands, if necessary, so that;

     (a) AUTOCAPITAL may be served with process in any proceeding for enforcement of Rights of Dissenting Shareholders of WAPRO B.V. against AUTOCAPITAL; and

    (b) AUTOCAPITAL may be served with process in any proceeding for the enforcement of any obligation under the provisions of Nevada law pertaining to dissenting shareholders of AUTOCAPITAL; and

    (c) The former sole shareholder of WAPRO B.V. as the acquired corporation is entitled only to the rights as provided herein and under Nevada law and the laws of The Netherlands;

    (d) AUTOCAPITAL will promptly pay to dissenting shareholders of WAPRO B.V. the amounts, if any, to which they may be entitled under the above referenced statutes.

    NOW, THEREFORE, in consideration of the mutual promises, agreements and benefits contained herein, including compensation from PIERSON & NIEDERDORFER in the amount of $250,000, the sufficiency of which is hereby acknowledged, it is agreed by and between the parties as follows:

    1.   EXCHANGE.  The parties shall exchange shares upon the effective date.

    2. EFFECTIVE DATE. These Articles of Exchange shall comply with Nevada law and the laws of The Netherlands and will become effective upon the filing of these Articles with the Secretary of State of Nevada, and the applicable governmental entity of The Netherlands, and/or the completion of the necessary legal documentation under the laws of The Netherlands.

    3. ACQUIRING CORPORATION. AUTOCAPITAL shall be the acquiring corporation and shall continue to be governed by the laws of the State of Nevada. WAPRO B.V. shall be the acquired company and shall continue to exist as a wholly-owned subsidiary to be governed by the laws of The Netherlands upon the effective date.

    4. CAPITALIZATION PRIOR TO EFFECTIVE DATE. AUTOCAPITAL has an aggregate number of authorized shares of capital stock being 50,000,000 shares, consisting of 45,000,000 shares of Common Stock, $0.001 par value, of which 5,020,000 shares are fully paid, issued and outstanding on the books of the Corporation (pre-exchange), and 5,000,000 shares of preferred stock, $0.001 par value, of which no shares are issued and outstanding.

    5. BYLAWS. The Bylaws of AUTOCAPITAL shall serve as the Bylaws of the merged entities subsequent to the Effective Date.

    6. ASSURANCE OF TITLE. The Managing Director of WAPRO B.V. hereby acknowledges and confirms to AUTOCAPITAL that any right, title or interest held immediately prior to the effective date of the Articles of Exchange shall be the same thereafter. Futhermore, the Managing Director of WAPRO B.V. hereby acknowledges and confirms that he is fully authorized to take any and all action necessary in the name of WAPRO B.V. in order to carry out the purposes of these Articles of Exchange and the terms and conditions thereof.

    7. EXCHANGE OF OUTSTANDING SHARES. Upon the effective date, all of the 400 shares, number 1 up to and including 400, each with a par value of 100 Dutch Guilders (NLG 100.--), being fully paid, issued, and outstanding on the corporate books of WAPRO B.V., shall be exchanged on a basis of 57,450 fully paid and non-assessable shares of the common stock of AUTOCAPITAL for each one (1) common share held by C.A.R. BONGERS HOLDING MEDDO B.V., as the sole shareholder of WAPRO B.V.

    8. CAPITALIZATION UPON EFFECTIVE DATE. Upon the Effective Date, the capitalization of the merged entities shall be as follows, and shall also reflect the compensation fees for consulting services performed by various parties.

    (1)  Existing free-trading float:            1,400,000
    (2)  Whitaker B. Irvin                         400,000
    (3)  Luis O. Perez-Hirschfeld                  100,000
    (4)  Teresa Williams Irvin                     100,000
    (5)  Jeffrey J. Janda                          280,000
    (6)  The Miller Group                          120,000
    (7)  Seven Cities, Inc.                        100,000
    (8)  Curtis-Case, Inc.                         100,000
    (9)  Eiger Group S.A.                        1,400,000
    (10) PIERSON & NIEDERDORFER                    920,000
    (11) PIERSON & NIEDERDORFER (pledge)            50,000
    (12) Employees of Wapro B.V.                    50,000
    (13) PIERSON & NIEDERDORFER
             (new issue common stock)            1,800,000
    (14) C.A.R. BONGERS HOLDING
              MEDDO B.V., as sole
              shareholder of WAPRO B.V.         21,180,000
              (new issue common stock)

                       Total:                   28,000,000

The common stock holdings prior to the share exchange referenced herein of Messrs. Irvin and Perez-Hirschfeld and Ms. Irvin collectively shall be reduced to the amounts for said individuals reflected above. The remainder of the current common stock holdings of Messrs. Irvin and Perez-Hirschfeld and Ms. Irvin shall be allocated to the other parties referenced above in numbers 5 through and including 12 of this Paragraph. The Employees of WAPRO B.V. shall receive shares as referenced in Exhibit A, attached hereto. AUTOCAPITAL shall issue new common stock in the amount of 21,180,000 shares to C.A.R. BONGERS HOLDING MEDDO B.V., as sole shareholder of WAPRO B.V., and shall
                                    PAGE 4
issue new common stock in the amount of 1,800,000 shares to PIERSON & NIEDERDORFER in order to effectuate the exchange.

    9. SECURITY FOR PAYMENT. The common stock issued to PIERSON & NIEDERDORFER referenced in number 11 of Paragraph 8 above shall serve as security for the complete payment of $250,000 referenced above. The parties agree that $200,000 shall be paid by PIERSON & NIEDERDORFER to AUTOCAPITAL upon the execution of this Agreement by transferring said monies to the trust account of David B. Stocker, Esq., and that the remaining $50,000 shall be paid by PIERSON & NIEDERDORFER to AUTOCAPITAL on or before December 31, 1999, also by transferring said monies to the trust account of David B. Stocker, Esq. The parties agree that the stock certificate referenced in number 11 of Paragraph 8 shall be held in escrow in the office of David B. Stocker, Esq. until the remaining $50,000 has been paid in full, and that said certificate shall be released to PIERSON & NIEDERDORFER only upon the full payment of said $50,000. The parties further agree that concurrent with the execution of this Agreement, PIERSON & NIEDERDORFER shall execute an irrevocable stock power for said certificate, and that in the event the $50,000 has not been paid in full by December 31, 1999, the shares representing the certificate may be sold and all of the proceeds from the sale(s) of said shares shall be distributed pro rata to the parties then entitled to said monies.

    10. Upon execution of these Articles of Exchange, the Board of Directors of AUTOCAPITAL shall instruct Holladay Stock Transfer Agency ("Transfer Agent"), 2939 North 67th Place, Scottsdale, AZ 85251, to transfer and issue the shares according to the capitalization table set forth in Paragraph 8 above. The shares shall be held in trust until the effective date and then exchanged and described herein, and each certificate shall be exchanged without cost to the shareholder. Any additional or mutable exchanges requested by the sole shareholder of WAPRO B.V. will be charged the prevailing rate by the transfer agent. In the event of the termination or abandonment by either Party prior to the effective date, any shares held by the transfer agent will be promptly returned via registered mail to each original shareholder.

    11. BOOK ENTRIES. This exchange of shares shall be treated as a reverse merger for accounting purposes under United States Generally Accepted Accounting Principals, and is intended as a "tax-free" exchange.

    12. BOARD OF DIRECTORS AND OFFICERS. Upon the effective date, the Officers and the members of the Board of Directors of AUTOCAPITAL shall resign. Upon the effective date, the new members of the Board of Directors and Officers of AUTOCAPITAL shall be as follows:

         C.A.R. Bongers Chairman of the Board, President and CEO
                                    PAGE 5

          G.J. Hietkamp  Director, Executive Vice President,
                         Secretary
          L.E. Koops     CFO, Treasurer
          E.A. Ratelband Director (Independent)

Such persons shall serve in such offices, respectively, for the terms provided by law or in the Bylaws, or until their successors are duly elected and qualified.

     13. REVERSE-SPLIT. Upon the Effective Date, the Officers and Directors of AUTOCAPITAL agree and warrant not to effectuate a reverse split of the issued and outstanding common stock of the merged companies for a period of ninety (90) days subsequent to the Effective Date.

     14. REGULATION S. Upon the Effective Date and thereafter, the Officers and Directors of AUTOCAPITAL warrant that the Company shall engage in all actions necessary to ensure that all securities issued pursuant to this Agreement shall fully comply with Regulation S which sets forth rules governing offers and sales made outside the United States without registration under the Securities Act of 1933.

     15. TERMINATION. These Articles of Exchange may be terminated and abandoned by action of the Board of Directors of either Party or by mutual agreement by both Parties at any time prior to the effective date. Upon termination or abandonment, these Articles of Exchange shall become void and of no force and effect and there shall be no further liability or obligation hereunder on the part of either of the parties, their Boards of Directors, nor their Shareholders.

     16. SERVICE OF PROCESS. AUTOCAPITAL may be served with process in the State of Nevada in any proceeding for enforcement of all obligations arising from these Articles of Exchange, including those obligations to dissenting shareholders.

     17. AUTHORIZATION. These Articles of Exchange were duly authorized by a majority of the shareholders and directors of AUTOCAPITAL at a Special Meeting held on July 26, 1998, wherein specific authorization was given to complete the Articles of Exchange according to the plan of exchange with WAPRO B.V. The Managing Director and the sole shareholder of WAPRO B.V. approved these Articles of Exchange on August 6, 1999.

     18. TAX IDENTIFICATION NUMBER. Subsequent to the effective date, AUTOCAPITAL shall immediately notify the Internal Revenue Service of the new officers, directors and address of the merged entities.

     19. COSTS. WAPRO B.V. shall be solely responsible for all costs attendant to this Agreement, with the exception that AUTOCAPITAL shall be responsible for its own attorney's fees.

     20. INDEMNIFICATION. The Board of Directors of AUTOCAPITAL hereby indemnify and hold harmless the Managing Director of WAPRO B.V. for any and all financial statements regarding AUTOCAPITAL, and AUTOCAPITAL represents same as being the true and complete financial position of AUTOCAPITAL. The Managing Director of WAPRO B.V. hereby indemnifies and holds harmless the Board of Directors of AUTOCAPITAL for any and all financial statements regarding WAPRO B.V., and WAPRO B.V. represents same as being the true and complete financial position of WAPRO B.V. WAPRO B.V. further agrees to complete a consolidated audited financial statement of WAPRO B.V. and AUTOCAPITAL subsequent to the share exchange encompassed by this Agreement.

     21. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and may include one version in English and one version in Dutch, each of which when so executed, shall constitute an original copy hereof, but all of which together shall constitute one and the same document.

     22. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement.

     23. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Nevada and the Country of The Netherlands.

     24. AMENDMENT OF AGREEMENT. Notwithstanding anything to the contrary in this Agreement, to the extent permitted by law, this Agreement may be amended, supplemented or interpreted at any time by written instrument duly executed by each of the parties hereto which shall have been authorized by appropriate action taken by the board of directors of the parties hereto and, in the case of an interpretation, the actions of such board of directors shall be binding.

     IN WITNESS WHEREOF, each of the Parties hereto, pursuant to authority duly granted to each by their respective board of directors, has caused these Articles of Exchange between AUTOCAPITAL, WAPRO B.V., C.A.R. BONGERS HOLDING MEDDO B.V., and PIERSON & NIEDERDORFER, to be executed by its respective authorized officers on the date first written above.

AUTOCAPITAL
(a Nevada Corporation)

By:  /s/ Whitaker B. Irvin
    ---------------------------------------
    Whitaker B. Irvin, President

By:   /s/ Teresa Williams Irvin
     --------------------------------------
     Teresa Williams Irvin, Secretary

WAPRO B.V.
(a Closed Company with Limited Liability organized under the laws of The Netherlands)


By:   /s/ C.A.R. Bongers
     --------------------------------------
     C.A.R. Bongers, Managing Director


C.A.R. BONGERS HOLDING MEDDO B.V.
(a Closed Company with Limited Liability organized under the laws of The Netherlands, and sole shareholder of WAPRO B.V.)


By:   /s/ C.A.R. Bongers
     --------------------------------------
     C.A.R. Bongers, Managing Director


PIERSON & NIEDERDORFER
(a Trust organized under the laws of Liechtenstein)

By:
     --------------------------------------
     Herr Dr. Alexander F. Abfalterer, Trustee
     (Investment Bankers for WAPRO B.V.)